INDEX TO EXHIBITS


 2.1    -    Asset purchase agreement by and between Douglas Cable
              Communications, Limited Partnership and Galaxy, dated as of July 19, 1995, incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-1 (Reg. No. 37-95278) (the "Form S-1").

 2.2     -   Asset Purchase Agreement by and between Friendship Cable of
              Florida, Friendship Cable of Georgia, Friendship Cable of South Carolina, Buford Group, Inc. and Galaxy, dated as of July 19, 1995, incorporated herein by reference to Exhibit 2.2 to the Form S-1.

 2.3     -    Asset Purchase Agreement by and between Vista Communications
              Limited Partnership I and Galaxy, dated as of August 31, 1995, incorporated herein by reference to Exhibit 2.3 to the Form S-1.

 2.4     -    Asset Purchase Agreement by and between Vista/Narragansett
              Cable, L.P. and Galaxy, dated as of August 8, 1995, incorporated herein by reference to Exhibit 2.4 to the Form S-1.

 2.5     -    Asset Purchase Agreement by and between Phoenix Country Cable
              Joint Venture and Galaxy, dated as of July 19, 1995, incorporated herein by reference to Exhibit 2.5 to the Form S-1.

 2.6     -    Agreement by and between Galaxy and Anderson Pacific
              Corporation, dated as of August 4, 1995, incorporated herein by reference to Exhibit 2.6 to the Form S-1.

 3.1     -    Limited Partnership Agreement (the "Partnership Agreement") of
              Galaxy, dated as of December 23, 1994, incorporated herein by reference to Exhibit 3.1 to the Form S-1.

 3.2     -    Certificate  of  Limited  Partnership  of  the  Company,  dated
              December 23, 1994, incorporated herein by reference to Exhibit
              3.2 to the Form S-1.

 3.3     -    Certificate of Incorporation of Galaxy Telecom Capital Corp.
              ("Capital Corp."),  incorporated herein by reference to Exhibit
              3.3 to the Form S-1.

 3.4     -    Bylaws of Capital Corp.,  incorporated herein by reference to
              Exhibit 3.4 to the Form S-1.

 3.5     -   Amendment No.1 to the Limited Partnership Agreement, dated as of
              December 1, 1995, filed as Exhibit 3.5 to Galaxy's Annual Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

 3.6     -    Amendment No.2 to the Limited Partnership Agreement, dated as of December 29, 1995, filed as Exhibit 3.6 to Galaxy's Annual
              Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

 4.1     -    Indenture by and among Galaxy, Capital Corp. and Boatman's
              Trust Company, as Trustee, relating to the 12 3/8% Senior
              Subordinated Notes due 2005, incorporated herein by reference to Exhibit 4.1 to the Form S-1.

 4.2     -    Form of Note (included in Exhibit 4.1).

10.1     -    Management Agreement by and between Galaxy Systems Management,
              Inc. and Galaxy, dated as of December 23, 1994, incorporated herein by reference to Exhibit 10.1 to the Form S-1.

10.2     -    Securities Purchase Agreement by and among Galaxy, Galaxy
              Telecom, Inc. and Galaxy Telecom Investments, L.L.C. and the
              Purchasers and other parties named therein, dated as of December 23, 1994 (the "Securities Purchase Agreement"), incorporated herein by reference to Exhibit 10.2 to the Form
              S-1.

10.3     -    Equity Holders Agreement by and among Galaxy, Galaxy Telecom,
              Inc., Vantage Cable Associates, L.P. and the Management
              Stockholders and Purchasers named in the Securities Purchase
              Agreement, dated as of December 23, 1994, incorporated herein by reference to Exhibit 10.3 to the Form S-1.

10.4     -    Contract by and between Galaxy and QUALCOMM Incorporated, dated as of November 18, 1993, as amended, incorporated herein by reference to Exhibit 10.5 to the Form S-1.

10.5     -    Asset Purchase Agreement by and between Galaxy (as assignee of
              Galaxy Management, Inc.) and Galaxy Cablevision, L.P., dated as of May 16, 1994, incorporated herein by reference to Exhibit
              10.6 to the Form S-1.

10.6     -    Asset Purchase Agreement by and between Galaxy (as assignee of
              Galaxy Management, Inc.) and Vantage Cable Associates, L.P., dated as of June 8, 1994, as amended as of December 23, 1994, incorporated herein by reference to Exhibit 10.7 to the Form
              S-1.

10.7     -    Asset Purchase Agreement by and between Galaxy (as assignee of
              Galaxy Management, Inc.) and Chartwell Cable of Colorado, Inc., dated November 11, 1994, incorporated herein by reference to
              Exhibit 10.8 to the Form S-1.

10.8     -    Asset Purchase Agreement by and between Galaxy and Galaxy
              Cablevision, L.P., dated as of December 23, 1994, incorporated herein by reference to Exhibit 10.9 to the Form S-1.

10.9     -    Agreement of Purchase and Sale by and between Galaxy (as
              assignee of Galaxy Management, Inc.) and Vista Communications
              Limited Partnership III, dated as of June 13, 1994, incorporated herein by reference to Exhibit 10.10 to the Form
              S-1.

10.10    -    Affiliate Subordination Agreement by and among Galaxy and the other parties named therein, dated as of December 23, 1994, incorporated herein by reference to Exhibit 10.11 the Form S-1.

10.11    -   First Amendment to Securities Purchase Agreement, dated as of
             December 1, 1995, filed as Exhibit 10.11 to Galaxy's Annual
              Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

10.12     -   Amended and Restated Loan Agreement dated as of September 28,
              1995 by and among Galaxy and Fleet National Bank, as Agent,
              Lender and Co-Arranger, and Internationale Nederlanden (U.S.)
              Capital Corporation, as Lender and Co-Arranger, and the other
              Financial Institutions party thereto, filed as Exhibit 10.12 to Galaxy's Annual Report on Form 10-K for the year ended December
              31, 1996, is incorporated herein by reference.

10.13    -    Amendment No. 1 the Amended and Restated Loan Agreement dated
               October 21, 1996 by and among Galaxy, Galaxy Telecom Capital Corp. and Fleet National Bank, filed as Exhibit 10 to Galaxy's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated herein by reference.

12.1      -   Computation of Ratio of Earnings to Fixed Charges.

21.1      -   Subsidiaries of Galaxy incorporated herein by reference to
               Exhibit 21.1 to the Form S-1.

27.1      -   Financial Data Schedule.